Exhibit 99.6

INFORMATION ABOUT NAKAMOTO

The following should be read in conjunction with the Cautionary Statement Regarding Forward- Looking Statements and Risk Factors included in Kindly MD, Inc.’s public filings with the Securities and Exchange Commission. The following discussion contains “forward-looking statements” that reflect our future plans, estimates, beliefs and expectations. We caution that assumptions, expectations, projections, intentions or beliefs about future events may vary materially from actual results. Some of the key factors which could cause actual results to vary from our expectations include the factors discussed elsewhere in our public filings, all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. We do not undertake any obligation to publicly update any forward-looking statements except as otherwise required by applicable law.

Overview

Nakamoto Holdings, Inc. (“Nakamoto”) is a wholly owned subsidiary of Kindly MD, Inc. (“KindlyMD”) that was formed to pursue a business strategy of acquiring bitcoin (together with Kindly MD, the “Company”). Following its merger with KindlyMD on August 14, 2025 (the “Merger”), the Company has implemented a bitcoin treasury strategy using the proceeds raised in the concurrent PIPE and Debt Financings (as defined below), and will focus on accumulating a long-term bitcoin position at KindlyMD. Concurrently with the announcement of the Merger, KindlyMD raised significant funds in a private placement of equity, prefunded warrants and convertible debentures (the “PIPE and Debt Financings”), and a majority of those funds will be used to purchase bitcoin as part of the bitcoin treasury strategy. As of August 20, 2025, the Company held 5,764.91 bitcoin, a majority of which were purchased using the net proceeds from the PIPE and Debt Financings.

The Company anticipates a potentially significant increase of publicly traded companies seeking to allocate some or all of their treasuries into bitcoin. Nakamoto is committed to its goal of developing a blue-chip standard for bitcoin treasury portfolio construction. The Company believes that what differentiates Nakamoto from other bitcoin treasury strategies is, in addition to developing its own bitcoin treasury, its founder, David Bailey, has a successful track record of implementing this strategy in capital markets around the world.

Nakamoto’s management team is led by David Bailey, the co-founder of BTC Inc., the company behind Bitcoin Magazine, the global annual Bitcoin Conferences, and the bitcoin-focused investment firm UTXO Management.

Nakamoto also has a Marketing Services Agreement with BTC Inc, whereby BTC Inc has been engaged to deliver marketing and advertising services to Nakamoto. In connection with the Merger, KindlyMD has assumed the rights and obligations of Nakamoto under the Marketing Services Agreement. See “Merger and Related Transactions — Marketing Services Agreement” in KindlyMD’s Definitive Information Statement filed July 22, 2025 for more information.

Following the establishment and growth of its bitcoin treasury, the Company will consider raising additional funds and/or leveraging its treasury to acquire and develop bitcoin companies operating in the finance, media and advisory industries, with the ultimate goal of creating a diversified ecosystem of bitcoin companies in the future. Any such expansion would require additional capital to be raised as we are contractually obligated to use a majority of the proceeds from the PIPE and Debt Financings to purchase bitcoin following the closing of the Merger and a portion of the bitcoin purchased following closing will serve as collateral for the Convertible Debenture. See “The Merger and Related Transactions — PIPE and Debt Financings” in KindlyMD’s Definitive Information Statement filed July 22, 2025 for more information regarding the terms of such financings. Additionally, at this time, the Company has not entered into definitive agreements to acquire and develop bitcoin companies.

As the Company pursues additional operations beyond the accumulation of bitcoin, additional risks may arise.

Bitcoin Strategy

Nakamoto believes bitcoin is an attractive asset because (i) it can serve as a store of value, supported by a robust and public open-source architecture, that is untethered to sovereign monetary policy, (ii) due to its fixed supply, bitcoin offers the potential to serve as a hedge against inflation in the long-term and, if its adoption increases, the opportunity for appreciation in value, and (iii) the Bitcoin network provides the infrastructure and opportunity for the development of financial and technological innovations.

The Board has adopted a Treasury Reserve Policy (the “Treasury Reserve Policy”) that sets forth its treasury management and capital allocation strategies, under which its treasury reserve assets consist of:

●	cash and cash equivalents and short-term investments (“Cash Assets”) held by the Company that exceed working capital requirements; and

●	bitcoin held by the Company, with bitcoin serving as the primary treasury reserve asset on an ongoing basis, subject to market conditions and anticipated needs of the business for Cash Assets.

At this time, the Company holds more than 90% of its treasury assets in bitcoin. The Company only intends to hold limited amounts of Cash Assets for working capital and general corporate purposes. The management team and Board will review and update its Treasury Reserve Policy from time to time, as they deem necessary.

The Board also adopted a corporate strategy of acquiring and holding bitcoin, including with the proceeds of capital raising transactions.

The Company’s bitcoin strategy will generally involve, from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin and (ii) acquiring bitcoin with our liquid assets that exceed working capital requirements. The Company intends to fund further bitcoin acquisitions primarily through issuances of common stock and a variety of fixed-income instruments, including debt, convertible notes and preferred stock.

The Company views its bitcoin holdings as long-term holdings and expects to continue to accumulate bitcoin in the future. It has not set any specific target for the amount of bitcoin it seeks to hold, and the Company, led by Mr. Bailey, will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional bitcoin. This overall strategy will also contemplate that the Company may (i) enter into additional capital raising transactions that are collateralized by its bitcoin holdings, and (ii) consider pursuing strategies to create income streams or otherwise generate funds using its bitcoin holdings.

Additionally, Nakamoto, through its partnership with BTC Inc, will periodically engage in advocacy and educational activities, including at BTC Inc’s Bitcoin conferences around the world, regarding the continued acceptance and value of bitcoin as an open, secure protocol for an internet-native digital capital asset.

Bitcoin Treasury Implementation

We have established and intend to further develop comprehensive policies and procedures governing the purchase and monetization of bitcoin. Our acquisitions of bitcoin will be executed primarily using proceeds from equity and debt financings, with all transactions conducted through U.S.-based, institutional-grade custodians and reputable third-party exchanges. We will maintain a Treasury Reserve Policy under which excess cash assets will be allocated to bitcoin purchases, subject to market conditions and our working capital requirements. Our process for purchasing bitcoin will involve thorough due diligence on counterparties, execution through regulated exchanges or over-the-counter (OTC) desks, and careful consideration of transaction costs, including exchange fees, spreads, and custody fees. Any monetization of bitcoin will be subject to board oversight and internal risk assessments to ensure alignment with our strategic objectives and risk tolerance.

We use large third-parties U.S. cryptocurrency exchanges, such as Kraken, Anchorage and Coinbase, to purchase bitcoin for our treasury, using the net proceeds from the PIPE and Debt Financings. As part of our process in determining transactions with third-party exchanges, we search for reputable exchanges that have industry standard policies and procedures in place regarding data security and customer diligence such as policies and procedures related to AML, OFAC and KYC rules and regulations, that are similar to the robust policies and procedures we adopted at the time the bitcoin treasury strategy was first implemented. Such procedures require that all counterparties involved in our bitcoin transactions are subject to U.S. AML regulations and are screened against relevant sanctions lists, including those maintained by the OFAC. We only acquire bitcoin through entities that are compliant with applicable laws and regulations, and we conduct ongoing monitoring to ensure continued compliance. Our internal controls are designed to identify and prevent transactions with sanctioned individuals or entities, and to ensure that all bitcoin transactions are conducted in accordance with U.S. and international legal requirements. We also periodically review and update our compliance policies in response to evolving regulatory standards and industry best practices.

At this time, we do not intend to use a liquidity provider as we feel there are sufficient liquidity options through the reputable exchanges we intend to transaction with. However, our board and management team will periodically review the need for such provider.

Custody of the Company’s Bitcoin

The Company intends to hold substantially all of its bitcoin in custody accounts at U.S.-based, institutional-grade custodians that have demonstrated records of regulatory compliance and information security. As a result, the primary counterparty risk it is exposed to with respect to its bitcoin is performance obligations under the various custody arrangements into which the Company has entered. The Company custodies its bitcoin across multiple custodians to diversify its potential risk exposure to any one custodian. The Company intends to enter into custodial services contracts that will not restrict its ability to reallocate its bitcoin among its custodians, and its bitcoin holdings may be concentrated with a single custodian from time to time. In light of the significant amount of bitcoin the Company holds, it expects to continually seek to engage additional digital asset custodians to further diversify the custody of its bitcoin.

The Company has carefully selected the custodians that custody its bitcoin after undertaking a due diligence process and will continue to do so. As part of its custodian selection process, the Company evaluates and selects custodians that can demonstrate that they operate with strict security protocols, including multifactor authentication procedures designed to safekeep its bitcoin. In addition, the Company’s custodial services agreements will generally specify that the private keys that control the bitcoin will be held in offline or “cold” storage, which is designed to mitigate risks that a system may be susceptible to when connected to the internet, including the risks associated with unauthorized network access and cyberattacks. The Company also negotiates liability provisions in its custodial contracts, pursuant to which its custodians are to be held liable for their failure to safekeep the bitcoin. In addition to custodial arrangements, the Company also utilizes affiliates of its bitcoin custodians to execute bitcoin acquisition and disposition transactions on its behalf. The Company leverages the due diligence conducted in connection with its custodial arrangements when conducting due diligence of these trade execution service providers.

The Company will also conduct due diligence reviews during the custodial relationship to monitor the safekeeping of its bitcoin. As part of its process, the Company obtains and reviews its custodians’ Services Organization Controls reports. The Company is also contractually entitled to review its custodians’ relevant internal controls through a variety of methods. The Company expects to conduct supplemental due diligence in the future, when it believes it is warranted by market circumstances or otherwise.

The Company negotiates specific contractual terms and conditions with its custodians that it believes will help establish, under existing law, that the Company’s property interest in the bitcoin held by its custodians is not subject to the claims of the custodian’s creditors in the event the custodian enters bankruptcy, receivership or similar insolvency proceedings. All of its custodians are subject to regulatory regimes intended to protect customers in the event that a custodian enters bankruptcy, receivership or similar insolvency proceedings. Based on existing law and the terms and conditions of its contractual arrangements with its custodians, Nakamoto believes that the bitcoin held on the Company’s behalf by its custodians would not be considered part of a custodian’s bankruptcy estate were one or more of Nakamoto’s custodians to enter bankruptcy, receivership or similar insolvency proceedings.

Company’s Plan of Operation for the Next Twelve Months

KindlyMD will continue is medical business operations. In addition, through Nakamoto, it will implement and grow its business strategy centered around the accumulation of bitcoin as the primary treasury reserve asset.

In the future, the Company intends to raise additional capital to put towards bitcoin accumulation. In addition to direct bitcoin accumulation, the Company intends to evaluate strategic opportunities, including investments in, or acquisitions of, companies that have adopted bitcoin as a core component of their treasury policy. This approach is designed to align the Company with macroeconomic tailwinds favoring decentralized monetary assets, enhance balance sheet resilience, and differentiate the Company within the public markets.

Any such expansion would require additional capital to be raised as we are contractually obligated to use a majority of the proceeds from the PIPE and Debt Financings to purchase bitcoin. As the Company pursues additional operations beyond the accumulation of bitcoin, additional risks may arise.

Potential Expansion of Business Strategy

Following the establishment and growth of its bitcoin treasury, the Company will consider raising additional capital and/or leveraging its treasury to acquire and develop bitcoin companies operating in the finance, media and advisory industries, with the ultimate goal of creating a diversified ecosystem of bitcoin companies in the future. Any such expansion would require additional capital to be raised. As the Company pursues additional operations beyond the accumulation of bitcoin, additional risks may arise. The Company is considering two areas of possible expansion of its business operations, including strategic transactions with bitcoin-treasury companies and implementing a bitcoin yield strategy.

Strategic Focus on Bitcoin-Treasury Companies

In addition to direct bitcoin accumulation, the Company intends to actively evaluate strategic investments in, or acquisitions of, companies that have adopted bitcoin as a core component of their treasury policy. The Company is interested in investing in companies that demonstrate long-term conviction in bitcoin and align operationally with the Company’s focus on monetary innovation.

To support this strategy, the Company may look to raise additional capital in various manners, including the public and private markets. The Company could also selectively deploy a portion of its bitcoin holdings or future proceeds into income-generating activities or opportunistic M&A transactions involving bitcoin-aligned businesses.

The Company believes that this strategy positions it as a differentiated public market vehicle for investors seeking exposure to the bitcoin ecosystem, both through direct asset ownership and strategic corporate alignment.

The Company has not invested in any companies with bitcoin treasury strategies, nor entered into any definitive agreements for any acquisitions. At this time, the Company does not plan to deploy any portion of its bitcoin holdings for strategic transactions.

The Company intends to evaluate and execute transactions on a rolling basis as its board and management team determines is in the best interest of the Company and depending on the availability of funds and access to capital necessary to complete such investments and acquisitions. Additionally, the Company may be limited in its ability to fund such investments or acquisitions due to restrictions included in its then-existing debt obligations. Management will monitor market, regulatory, and counterparty risks on a continuous basis to optimize any expansion in operations.

Bitcoin Yield Strategy

A “BTC Yield” strategy refers to the increase in bitcoin holdings per fully diluted share over time. This metric captures the effective growth of bitcoin-denominated shareholder value.

To achieve BTC Yield, the Company may consider any of the following actions:

1.	Reinvest Operating Cash Flows: Allocate cash generated from operations or divestitures into additional bitcoin purchases.

2.	Raise Strategic Capital: Opportunistically issue equity or debt securities, subject to market conditions, for the purpose of acquiring additional bitcoin.

3.	Deploy Bitcoin into Yield-Generating Opportunities: Evaluate conservative and regulated mechanisms to earn a return on held bitcoin, including implementing volatility strategies such as selling covered calls against bitcoin held on the balance sheet to generate premium income, or Realizing investment returns that exceed the bitcoin price performance over the same time period.

Any such activities will be subject to comprehensive internal risk assessments, regulatory review, and oversight by the Company’s finance and compliance teams. At this time, the Company has not implemented any BTC Yield strategy.

The Company has begun evaluating potential bitcoin yield activities following the implementation of its bitcoin treasury strategy. The amount and scale of funds the Company can use towards bitcoin yield activities will depend on a variety of factors including available funds, treasury size, price of bitcoin, liquidity needs of the Company and other relevant factors our management team determines. The sources of the funds we will use to fund these activities may include raising additional capital in various manners, including the public and private markets, and selectively deploying a portion of our bitcoin holdings or future proceeds from existing operations, to the extent available. Challenges with these activities may include counterparty risk, regulatory uncertainty around certain activities and technology integration issues.

There is no guarantee that the Company will be successful in finding, evaluating and completing opportunities to expand its existing operations on terms favorable to the Company, or at all.

Overview of the Bitcoin Industry and Market

Bitcoin is a digital asset that is issued by and transmitted through an open-source protocol, known as the bitcoin protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. This network hosts a public transaction ledger, known as the bitcoin blockchain, on which bitcoin holdings and all validated transactions that have ever taken place on the bitcoin network are recorded. Balances of bitcoin are stored in individual “wallet” functions, which associate network public addresses with one or more “private keys” that control the transfer of bitcoin. The bitcoin blockchain can be updated without any single entity owning or operating the network.

The global bitcoin market has experienced significant expansion in recent years, with the total market capitalization of bitcoin reaching over $2 trillion as of June 2025. This growth reflects both the increasing adoption of bitcoin as a store of value and its emergence as a foundational asset within the broader digital asset ecosystem. The number of people with exposure to bitcoin continues to rise, and daily transaction volumes regularly exceed billions of dollars, underscoring the asset’s liquidity and global reach.

Creation of New Bitcoin and Limits on Supply

The bitcoin protocol limits the total number of bitcoins that can be generated over time to 21 million. As of June 1, 2025, approximately 20.0 million bitcoins have been generated, further highlighting the asset’s scarcity and long-term value proposition. New bitcoins are created and allocated by the bitcoin protocol through a “mining” process that rewards users that validate transactions in the bitcoin blockchain. Validated transactions are added in “blocks” approximately every 10 minutes. The mining process serves to validate transactions and secure the bitcoin network. Mining is a competitive and costly operation that requires a large amount of computational power to solve complex mathematical algorithms. This expenditure of computing power is known as “proof of work.”

To incentivize miners to incur the costs of mining bitcoin, the bitcoin protocol rewards miners that successfully validate a block of transactions with newly generated bitcoin. The current reward for miners that successfully validate a block of transactions is 3.125 bitcoin per mined block. The mining reward is reduced by half, which is referred to as a bitcoin halving, after every 210,000 blocks are mined. This has historically occurred approximately every four years. The most recent bitcoin halving occurred in April 2024, and the next bitcoin halving is expected to occur sometime in 2028.

Modifications to the Bitcoin Protocol

Bitcoin is an open-source network that has no central authority, so no one person can unilaterally make changes to the software that runs the network. However, there is a core group of developers that maintains the code for the bitcoin protocol, and they can propose changes to the source code and release periodic updates and other changes. Unlike most software that has a central entity that can push updates to users, bitcoin is a peer-to-peer network in which individual network participants, called nodes, decide whether to upgrade the software and accept the new changes. As a practical matter, a modification becomes part of the bitcoin protocol only if the proposed changes are accepted by participants collectively having more than 50% of the processing power, known as hash rate, on the network. If a certain percentage of the nodes reject the changes, then a “fork” takes place, and participants can choose the version of the software they want to run.

Forms of Attack Against the Bitcoin Network and Wallets

Blockchain technology has certain built-in security features that make it difficult for hackers and other malicious actors to corrupt the blockchain or protocol. However, as with any computer network, the bitcoin network may still be subject to certain attacks. Some forms of attack include unauthorized access to wallets that hold bitcoin and direct attacks, like “denial-of-service attacks” or “51% attacks” on the bitcoin network.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. Private keys used to access bitcoin balances are not widely distributed and are typically held on hardware (which can be physically controlled by the holder or by a third party such as a custodian) or via software programs on third-party servers. One form of obtaining unauthorized access to a wallet occurs following a phishing attack where the attacker deceives the victim and manipulates them into sharing their private keys for their digital wallet or other sensitive information. Other similar attacks may also result in the loss of private keys and the inability to access, and effective loss of, the corresponding bitcoin.

A “denial-of-service attack” occurs when legitimate users are unable to access information systems, devices, or other network resources due to the actions of a malicious actor flooding the network with traffic until the network is unable to respond or crashes. The bitcoin network has been, and can be in the future, subject to denial-of-service attacks, which can result in temporary delays in block creation and in the transfer of bitcoin. A “51% attack” may occur when a group of miners attain more than 50% of the bitcoin network’s mining power, thereby enabling them to control the bitcoin network and protocol and manipulate the blockchain.

Bitcoin Industry Participants

The primary Bitcoin industry participants are miners, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions.

Miners.    Miners range from bitcoin enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine bitcoin blocks. See “—Creation of New Bitcoin and Limits on Supply” above.

Investors and Traders.    Bitcoin investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell bitcoin or bitcoin-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot bitcoin exchange-traded products (“ETPs”) on U.S. national securities exchanges. While the SEC had previously approved exchange-traded funds where the underlying assets were bitcoin futures contracts, this order represented the first time the SEC approved the listing and trading of ETPs that acquire, hold and sell bitcoin directly. ETPs can be bought and sold on a stock exchange like traditional stocks, and provide investors with another means of gaining economic exposure to bitcoin through traditional brokerage accounts.

Digital Asset Exchanges.    Digital asset exchanges provide trading venues for purchases and sales of bitcoin in exchange for fiat or other digital assets. Bitcoin can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on bitcoin trading platforms, which are not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for bitcoin also exist. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Service providers.    Service providers offer a multitude of services to other participants in the bitcoin industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by bitcoin collateral, and financial advisory services. If adoption of the bitcoin network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for the bitcoin network.

Other Digital Assets

As of August 2025, bitcoin was the largest digital asset by market capitalization. However, numerous alternative digital assets exist, and many entities, including consortia and financial institutions, are actively researching and investing resources in blockchain platforms and digital assets that utilize consensus mechanisms other than proof-of-work mining, which is employed by the bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. Additionally, central banks in some countries have started to introduce digital forms of legal tender.

Competition

Our bitcoin strategy generally involves, from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin and (ii) acquiring bitcoin with our liquid assets that exceed working capital requirements. A growing number of companies are adopting bitcoin and other cryptocurrencies as primary treasury reserve assets, resulting in an increasingly competitive landscape among so-called “crypto treasury” companies.  As more public and private entities implement similar digital asset treasury strategies, the Company faces and will continue to face heightened competition for capital, investor interest, and market share within this expanding sector. When we engage in such capital raising transactions, we compete for capital with, among others, ETPs, bitcoin miners, digital assets exchanges, other digital assets service providers, other companies that hold bitcoin or other digital assets as treasury reserve assets, private funds that invest in bitcoin and other digital assets, and similar vehicles. An increase in the competition for sources of capital could adversely affect the availability and cost of financing for our bitcoin purchases, and thereby could adversely affect the market price of our listed securities.

The Company’s business model is fundamentally differentiated from bitcoin ETFs, mining companies, and other digital asset firms through a unique combination of direct bitcoin holdings, ownership of operating companies, including KindlyMD’s historic healthcare operations, and public market access. This integrated approach provides investors with a multifaceted exposure to the bitcoin ecosystem that is not available through traditional investment vehicles.

Bitcoin ETFs are designed solely to track the price of bitcoin and provide passive exposure through a regulated fund structure, the Company directly acquires and holds bitcoin as its primary treasury reserve asset. The Company’s Treasury Reserve Policy prioritizes the accumulation of bitcoin using excess cash assets and proceeds from capital raising transactions, with a long-term view toward holding and growing its bitcoin reserves. This direct ownership model ensures that shareholders have transparent, verifiable exposure to bitcoin’s price appreciation, while also allowing the Company to leverage its bitcoin holdings for strategic and operational purposes.

Potential Advantages and Disadvantages of Holding Bitcoin

Nakamoto believes that bitcoin is an attractive asset because it can serve as a store of value, supported by a robust and public open-source architecture, that is untethered to sovereign monetary policy. We also believe that, due to its limited supply, bitcoin offers the potential to serve as a hedge against inflation in the long-term and, if its adoption increases, the opportunity for appreciation in value.

Bitcoin exists entirely in electronic form, as virtually irreversible public transaction ledger entries on the blockchain, and transactions in bitcoin are recorded and authenticated not by a central repository, but by a decentralized peer-to-peer network. This decentralization mitigates the risks of certain threats common to centralized computer networks, such as denial-of-service attacks, and reduces the dependency of the bitcoin network on any single system. The decentralization of user nodes and miners also mitigates the risk of a 51% attack, which would be very costly and difficult to execute with respect to bitcoin because the bitcoin network is open source and widely distributed, and transactions on the blockchain require significant computing power to be validated. However, while the bitcoin network as a whole is decentralized, the private keys used to access bitcoin balances are not widely distributed and are susceptible to phishing and other attacks designed to obtain sensitive information or gain access to password-protected systems. Loss of such private keys can result in an inability to access, and effective loss of, the corresponding bitcoin. Consequently, bitcoin holdings are susceptible to all of the risks inherent in holding any electronic data, such as power failure, data corruption, security breach, communication failure and user error, among others. These risks, in turn, make bitcoin substantially more susceptible to theft, destruction, or loss of value from hackers, corruption, viruses and other technology-specific factors as compared to conventional fiat currency or other conventional financial assets.

In addition, the bitcoin network relies on open-source developers to maintain and improve the bitcoin protocol. Accordingly, bitcoin may be subject to protocol design changes, governance disputes such as “forked” protocols, competing protocols, and other open source-specific risks that do not affect conventional proprietary software.

Government Regulation

The laws and regulations applicable to bitcoin and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the Commodity Futures Trading Commission (“CFTC”), the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau

of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of bitcoin, the markets for bitcoin in general, and the Company’s activities in particular, the Company’s business and bitcoin strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our bitcoin strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, including bitcoin, fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider bitcoin to be a security under the federal securities laws. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets.

In addition, since transactions in bitcoin provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of bitcoin and Bitcoin platforms, and there is the possibility that law enforcement agencies could close or blacklist bitcoin platforms or other bitcoin-related infrastructure with little or no notice and prevent users from accessing or retrieving bitcoin held via such platforms or infrastructure. For example, the U.S. Treasury Department’s Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals. Additionally, in January 2025, the Consumer Financial Protection Bureau announced that it is seeking public input on privacy protections and surveillance in digital payments, particularly those offered through large technology platforms

As noted above, activities involving bitcoin and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On January 23, 2025, President Trump issued an executive order titled, Strengthening American Leadership in Digital Financial Technology. While the executive order did not mandate the adoption of any specific regulations, the executive order identifies certain key objectives to guide agencies involved in crypto regulation, including (i) protecting the sovereignty of the United States dollar by promoting the development of United States dollar-backed stablecoins, (ii) providing regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries, and (iii) taking measures to protect Americans from the risks of Central Bank Digital Currencies. To achieve these objectives, the executive order established a working group on digital asset markets within the National Economic Council, comprised of representatives from key federal agencies, with a tight timeline for examining existing regulations and proposing a new regulatory framework. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

Employees

Prior the closing of the Merger, Nakamoto had a total of 6 employees, of whom all were based in the United States and U.S. territories. None of Nakamoto’s employees were represented by a labor union. Nakamoto did not experienced any work stoppages and generally consider our relations among Nakamoto employees to be positive.

Available Information

Nakamoto’s website is located at www.nakamoto.com.